Exhibit 10.2

No. 20241028081
Legal: Jeff

FIFTH SUPPLEMENT TO DISTRIBUTION AGREEMENT

This is a Fifth SUPPLEMENT to the NON-EXCLUSIVE DISTRIBUTOR AGREEMENT dated July 27, 2010 ("the Agreement") and the supplements to the Agreement signed on July 27, 2010, April 21, 2011, April 16, 2014 and Jan 1, 2024 ("the Previous Supplements) between **ALPHA & OMEGA SEMICONDUCTOR (HONG KONG) LIMITED** (the "AOS" or "Company") and Frontek Technology Corporation(the "Distributor"). All expressions not defined here shall have the same meaning as they have in the Agreement and Previous Supplements. Except to the extent modified by this Fifth Supplement, all provisions of the Agreement and Previous Supplements shall remain in effect. In the event of any conflict or inconsistency among the terms and conditions of this Fifth SUPPLEMENT, the Agreement and Previous Supplements, the terms of this Fifth SUPPLEMENT shall prevail. The parties hereby agree as follow.

Parties agree that Section 5.2 and 5.3 of the Agreement shall be deleted in its entirety and replaced with the following.

5.2 Price Change. AOS shall have the right to revise AOS Price and RFQ Price at any time. AOS Price and RFQ Price changes shall be effective immediately upon notice to Distributor and apply to all accepted but undelivered purchase orders and any purchase orders received after the effective date with the notice.

5.3 Special Pricing. Notwithstanding the AOS Price, special pricing on any one of Products may be extended to Distributor, in AOS sole discretion, in situations where special pricing is necessary for Distributor to obtain sale of Products to a Customer. If AOS elects to extend such special pricing, it will issue a confidential meet comp quote number documenting the special price quoted ("RFQ Price"). Upon receipt of the meet comp quote number, Distributor may ship Products to Customer from stock and debit AOS for the difference between their invoiced amount, less any prior credits granted by AOS, and the new special pricing. The meet comp quote number shall be included on all such debits.

This Fifth Supplement shall come into effect from [July 1, 2024] ("Effective Date") after it is duly signed by the authorized representatives of both parties.

ALPHA & OMEGA SEMICONDUCTOR (HONG KONG) LIMITED	**[Distributor]**
Signature: Jammy Kao	Signature:
Name &Title: Jammy Kao, Director	Name&Title: